UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 30, 2006
Date of report (Date of earliest event reported)

SL Green Realty Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 30, 2006, SL Green Realty Corp. (the “Company”) and SL Green Operating Partnership, L.P. (the “Operating Partnership”) entered into an Underwriting Agreement with Lehman Brothers Inc. (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) by the Company of 3,700,000 shares (along with 555,000 shares to cover the Underwriter’s over-allotment option) of its common stock, par value $.01 per share (the “Shares”). The net proceeds to the Company from the Offering are expected to be approximately $492.7 million, or approximately $566.6 million if the Underwriter’s over-allotment option is exercised in full, after deducting underwriting discounts and commissions and the Company’s expenses.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 30, 2006, by and among SL Green Realty Corp., SL Green Operating Partnership, L.P. and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer

Dated: December 4, 2006